UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/05/2010

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Unitrin, Inc. was held on May 5, 2010 for the purpose of electing eleven directors and ratifying the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2010.

Shareholders elected each of the eleven nominees listed below as director. The final voting results for each nominee were as follows:

Director Nominee	For	Withheld	Broker Non-votes
James E. Annable	47,341,572	856,545	7,650,286
Eric J. Draut	45,611,242	2,586,875	7,650,286
Douglas G. Geoga	47,445,091	753,026	7,650,286
Reuben L. Hedlund	47,296,586	901,531	7,650,286
Julie M. Howard	47,350,070	848,047	7,650,286
Wayne Kauth	47,420,190	777,927	7,650,286
Fayez S. Sarofim	45,449,485	2,748,632	7,650,286
Donald G. Southwell	46,700,839	1,497,278	7,650,286
David P. Storch	47,086,329	1,111,788	7,650,286
Richard C. Vie	47,043,534	1,154,583	7,650,286
Ann E. Ziegler	47,346,338	851,779	7,650,286

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2010. The final voting results were as follows:

Votes For	55,433,691
Against	253,540
Abstain	161,172

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: May 10, 2010	By:	/s/ Scott Renwick
Scott Renwick Senior Vice President

3